TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Gothic Energy

Name of Security:                           Gothic Energy 11.125 % due
 05/01/05, cusip# 382903AA0
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Years of Issuers Operations:                         5 years

Date of Purchase:                                    04/21/98

Number of Units Purchased:                  200,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $200,000.00

Portfolio Assets on Trade Date:                      $11,612,313

 % Gross Underwriting Spread:                             3%

Underwriting Type:                                   Firm

 Total Offering:                                     58,750,000

25% of Offering:                                     14,687,500 Par value
3% of Total Assets:                                  $348,369.39

Underwriter:                                         Donaldson, Lufkin and
 Jenrette

                                                     CIBC Wood Gundy

Broker from whom Portfolio purchased:                CIBC